UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 15, 2021
_____________________________________________
ENVISTA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
_____________________________________________
Delaware
(State or Other Jurisdiction of Incorporation)

001-39054	83-2206728
(Commission File Number)	(IRS Employer Identification No.)

200 S. Kraemer Blvd., Building E		92821
Brea,	California
(Address of Principal Executive Offices)		(Zip Code)
(714) 817-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NVST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM. 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 15, 2021, Envista Holdings Corporation (the “Company”) entered into an amended and restated credit agreement (the “Amended Credit Agreement”) with a syndicate of banks including Bank of America, N.A. as administrative agent (the “Administrative Agent”). The Amended Credit Agreement amends and restates the Company’s existing credit agreement, originally dated September 20, 2019 (as amended by Amendment No. 1 to Credit Agreement dated as of May 6, 2020, Amendment No. 2 to Credit Agreement dated as of May 19, 2020, and Amendment No. 3 to Credit Agreement dated as of February 9, 2021, the “Existing Credit Agreement”).

Under the Amended Credit Agreement: (a) the maturity date of the Company’s existing USD Term Facility and EUR Term Facility has been extended to September 20, 2024, (b) the Revolving Credit Commitments of the Revolving Credit Lenders have been increased from $250,000,000 to $750,000,000, (c) the Company may request further increases to the Revolving Credit Commitments in an aggregate amount not to exceed $350,000,000, (d) the amount of cash and cash equivalents permitted to be netted in the definition of “Consolidated Funded Indebtedness” has been increased to up to the greater of (x) $250,000,000 and (y) 50% of Consolidated EBITDA as of the most recent Measurement Period, and (e) the floor on Eurocurrency Rate Loans applicable to the Revolving Credit Facility and the USD Term Facility has been reduced to zero, in each case subject to and in accordance with the terms and conditions of the Amended Credit Agreement. Except as set forth in the Amended Credit Agreement, the interest rates applicable to the term loans and Revolving Credit Facility remain unchanged. The Company paid fees aggregating approximately $2.1 million in connection with the Amended Credit Agreement.

The Amended Credit Agreement contains customary representations, covenants and events of default that are substantially similar to the representations, covenants and events of default set forth in the Existing Credit Agreement.

The foregoing is a summary description of certain changes to the Existing Credit Agreement pursuant to the Amended Credit Agreement; it does not purport to be complete, and it is qualified in its entirety by reference to the full text of Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
10.1

The Amended Credit Agreement, dated as of June 15, 2021, by and among Envista Holdings Corporation, each Guarantor party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISTA HOLDINGS CORPORATION

Date: June 16, 2021	By:	/s/ Howard H. Yu
Howard H. Yu
Senior Vice President and Chief Financial Officer